SPECIAL MEETING OF SHAREHOLDERS PRINCIPAL GROWTH FUND, INC.
                             HELD NOVEMBER 9, 1999

1.   Election of the Board of Directors.

                            For                Withheld

     Aschenbrenner        4,734,297            165,183
     Davis                4,730,017            169,464
     Eucher               4,733,147            166,333
     Ferguson             4,734,388            165,092
     Gilbert              4,737,229            162,251
     Griswell             4,730,023            169,457
     Kimball              4,739,000            160,481
     Lukavsky             4,734,309            165,172

2. Ratification of selection of Ernst & Young LLP as independent public auditors.

          In Favor            Opposed               Abstain

          4,707,799            64,548               127,133

3.   Amendment of Management Agreement to:
     A. Provide transfer agency services through a separate agreement.

          In Favor            Opposed               Abstain

          4,463,874           219,803               215,804

     B. Clarify changes to delegation provision.

          In Favor            Opposed               Abstain

          4,514,314           170,733               214,433

     C. Modify management fee schedule.

          In Favor       Opposed      Abstain   Broker Non-Votes

          3,876,803      532,210      215,844        274,624

4.   Approval of changes to fundamental investment restrictions regarding:
     A. Financial Futures and Options.

          In Favor       Opposed      Abstain   Broker Non-Votes

          4,164,379      239,293      221,184        274,624

     B. Short Sales.

          In Favor       Opposed      Abstain   Broker Non-Votes

          4,140,096      257,257      227,504        274,624

     C. Lending of Portfolio Securities.

          In Favor       Opposed      Abstain   Broker Non-Votes

          4,126,324      268,548      229,984        274,624

     D. Diversification.

          In Favor       Opposed      Abstain   Broker Non-Votes

          4,247,628      166,066      211,162        274,624